Exhibit g(iv)
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State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA  02171

Gentlemen:

     Pursuant to Section 18 of the Amended and Restated Custodian Agreement dated as of July 1, 2001, by and between USAA Investment Trust (the "Trust") and State Street Bank and Trust Company (the "Custodian"), as amended, modified or supplemented from time to time (the "Custodian Agreement"), please be advised that the Trust has established one new series of its shares, namely, the Total Return Strategy Fund (collectively, the "Fund"). Please be further advised that the Trust desires to retain the Custodian to render custody services under the Custodian Agreement to the Fund in accordance with the fee schedule attached hereto as Exhibit A.

     Please state below whether you are willing to render such services in accordance with the fee schedule attached hereto as Exhibit A.

                                            USAA MUTUAL FUND, INC.



Attest:                                      By:
         ---------------------                   -------------------------



Dated:

     We are willing to render custody services to the Total Return Strategy Fund in accordance with the Custodian Agreement and the fee schedule attached hereto as Exhibit A.

                                            STATE STREET BANK AND TRUST COMPANY


Attest:                                     By:
         --------------------------------        --------------------
         --------------------------------        --------------------

Dated:

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STATE STREET                                State Street Bank and Trust Company
[STATE STREET LOGO]                         P.O. Box 1713
                                            Boston, MA 02105

                      STATE STREET BANK AND TRUST COMPANY
                             CUSTODIAN FEE SCHEDULE

                             USAA INVESTMENT TRUST
                             USAA MUTUAL FUND, INC.
                           USAA TAX EXEMPT FUND, INC.
                           USAA STATE TAX FREE TRUST

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I.       CUSTODY,  PORTFOLIO AND FUND ACCOUNTING SERVICES - Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger, and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund or via State Streets Automated Pricing service.

         The administration fee shown below is an annual charge, in basis points, billed and payable monthly, based on average monthly net assets.

                           ANNUAL FEES PER PORTFOLIO
                           -------------------------

                            Annual Full Service Fees
                            ------------------------

         First 50 Million                                     3.00 Basis Points
         Next 50 Million                                      2.00 Basis Points
         Next 100 Million                                     1.00 Basis Points
         Excess                                                .80 Basis Points

         Minimum Monthly Charge                               WAIVED

II.      PORTFOLIO TRADES - FOR EACH LINE ITEM PROCESSED

         State Street Bank Repos                             $     7.00
         DTC or Fed Book Entry                               $     8.00
         Boston / New York Physical                          $    25.00
         PTC Buy / Sell                                      $    20.00
         All Other Trades                                    $    16.00
         Maturity Collections (NY Physical)                  $     8.00
         Option Charge for each option written or
         closing contract, per issue, per broker             $    25.00
         Option expiration / Option exercised                $    15.00
         Interest Rate Futures -- no security movement       $     8.00
         Monitoring for calls and processing coupons --
         for each coupon issue held -- monthly charge        $     5.00
         Principal Reduction Payments Per Paydown            $    10.00
         Interest / Dividend Claim Charges
         (For items held at the Request of Traders over record
         date in street form)                                $    50.00

III.     HOLDINGS CHARGE

         Per Security per Month (Domestic Securities Only)   $     5.00

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                      STATE STREET BANK AND TRUST COMPANY
                             CUSTODIAN FEE SCHEDULE

                             USAA INVESTMENT TRUST
                             USAA MUTUAL FUND, INC.
                           USAA TAX EXEMPT FUND, INC.
                           USAA STATE TAX FREE TRUST

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IV.      AFFIRMATION CHARGE

         Per Affirmation per Month                           $     1.00

V.       GLOBAL CUSTODY

         U.S. Equivalent Market Value                        11.00 Basis Points
         Euroclear                                            5.00 Basis Points

VI.      AUTOMATED PRICING VIA NAVIGATOR

         Monthly Base Fee:
         Funds with International Holdings                   $   375.00
         All other Funds                                     $   300.00

         Monthly Quote Charge:

         - Municipal Bonds via Muller Data                   $    10.00
         - Municipal Bonds via Kenny Information Systems     $    16.00
         - Government, Corporate and Convertible Bonds
           via Merrill Lynch                                 $    11.00
         - Corporate and Government Bonds via Muller Data    $    11.00
         - Options, Futures and Private Placements           $     6.00
         - Foreign Equities and Bonds via Extel Ltd.         $     6.00
         - Listed Equities, OTC Equities, and Bonds          $     6.00
         - Corporate, Municipal, Convertible and
           Government Bonds, Adjustable Rate Preferred
           Stocks via IDSI                                   $    12.00

VII.     SHAREHOLDER CHECK-WRITING SERVICE

         Per check presented for payment
         (excluding postage)                                 $      .65

VIII.    ADVERTISED YIELD SERVICE

         Annual Maintenance Fee:

         For each portfolio maintained, monthly charge is based on the number of holdings as followed:

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                      STATE STREET BANK AND TRUST COMPANY
                             CUSTODIAN FEE SCHEDULE

                             USAA INVESTMENT TRUST
                             USAA MUTUAL FUND, INC.
                           USAA TAX EXEMPT FUND, INC.
                           USAA STATE TAX FREE TRUST

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             Holding per Portfolio                 Monthly Charge
             ---------------------                 --------------

                    0 to 50                           $250.00
                   50 to 100                          $300.00
                  over   100                          $350.00



IX.      SPECIAL SERVICES

         Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for yield calculation, securities lending, and other special items will be negotiated separately.

X.       OUT-OF-POCKET EXPENSES

         A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

              Telephone/Telex
              Wire Charges ($5.25 per wire and $5.00 out)
              Postage and Insurance (includes check writing postage)
              Courier Service
              Duplicating
              Legal Fees
              Supplies Related to Fund Records
              Rush Transfer -- $8.00 Each
              Transfer Fees
              Sub-Custodian Charges
              Price Waterhouse Audit Letter
              Federal Reserve Fee for Return Check items over $2,500 - $4.25 (Bill directly to USAA
              Transfer Agency Company) GNMA Transfer - $15 each
              PTC Deposit/Withdrawal for same day turnarounds - $50.00

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                      STATE STREET BANK AND TRUST COMPANY
                             CUSTODIAN FEE SCHEDULE

                             USAA INVESTMENT TRUST
                             USAA MUTUAL FUND, INC.
                           USAA TAX EXEMPT FUND, INC.
                           USAA STATE TAX FREE TRUST

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USAA INVESTMENT TRUST
USAA MUTUAL FUND, INC.
USAA TAX EXEMPT FUND, INC.
USAA STATE TAX FREE TRUST
USAA LIFE INVESTMENT TRUST (name struckout)

                                           STATE STREET BANK & TRUST CO.


BY:    /s/ Sherron Kirk                    BY:    /s/ Marguerite Summers
       ----------------                           ----------------------
       Sherron Kirk                               Marguerite Summers


TITLE: TREASURER                           TITLE: VICE PRESIDENT
       ----------------                           ----------------------

DATE:  7-10-97                             DATE:  7/7/97
       ----------------                           ----------------------

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